SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 27, 2010

STATION CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.03.  Bankruptcy or Receivership.

On July 28, 2009, Station Casinos, Inc. (“SCI” or the “Company”) and certain of its affiliates (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Nevada in Reno, Nevada (the “Bankruptcy Court”) under chapter 11 of title 11 of the United States Code. These cases are being jointly administered under the caption In re Station Casinos, Inc., et al Debtors Case No. 09-52470 (the “Chapter 11 Case”).

On August 27, 2010, the Bankruptcy Court entered an order confirming the joint plan of reorganization (the “Plan”) of the Debtors.  The following summary of the material provisions of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is attached hereto as Exhibit 2.1 and incorporated by reference in its entirety.  In addition, the classification and treatment of all allowed claims under the Plan are summarized in Section IV.B. of the Debtors’ Disclosure Statement to Accompany Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. and its Affiliated Debtors, as approved by the Bankruptcy Court on July 29, 2010 and filed with the Securities and Exchange Commission on a Current Report on Form 8-K dated July 28, 2010.

Under the Plan, Red Rock, Palace Station, Boulder Station, and Sunset Station and certain related assets (collectively, the “Propco Properties”) will be transferred to an entity that is newly-formed entity (“New Propco”) that is owned by the holders of $1.8 billion in mortgage loans (the “Mortgage Lenders”) issued by FCP Propco, LLC (“Propco”).  The transfer of the Propco Properties will be in satisfaction of the Mortgage Lenders’ existing secured claims against Propco.  The Debtors are advised that, in conjunction with these transfers to New Propco under the Plan:

•                  the Mortgage Lenders have agreed to sell up to 50% of the equity in New Propco to an affiliate of Fertitta Gaming, LLC, a newly-formed entity owned by Frank Fertitta III and Lorenzo Fertitta (“FG”), for a purchase price (assuming all 50% is sold) of $85.0 million in cash (a portion of which interest may be subsequently sold to an affiliate of Colony Capital, LLC pursuant to an option granted by FG to Colony Capital, LLC);

•                  New Propco will enter into a new $1.6 billion credit facility with the Mortgage Lenders; and

•                  the Mortgage Lenders have agreed to:  (a) assign certain equity interests in New Propco to the holders of $675 million of notes issued by certain direct and indirect parent companies of Propco; and (b) assign $7.9 million of their cash recovery from Propco to the counterparty under Propco’s interest rate swap agreement.

In addition, pursuant to the terms of the Plan, SCI and certain of its subsidiaries have entered into an Asset Purchase Agreement dated as of June 7, 2010 (as amended, the “Asset Purchase Agreement”) with FG Opco Acquisitions, LLC, an entity owned in whole or in part by FG and the Mortgage Lenders (the “Opco Purchaser”).  Pursuant to the terms of the Asset Purchase Agreement, the Opco Purchaser will purchase substantially all of the assets of the sellers under the Asset Purchase Agreement, including Santa Fe Station, Texas Station, Fiesta Henderson, Fiesta Rancho and certain Native American gaming projects (the “Opco Assets”), for a purchase price of approximately $772 million, consisting of the following:

(1)                                  an amount in cash equal to $317 million, subject to adjustment pursuant to the terms of the Asset Purchase Agreement;

(2)                                  $430 million in aggregate principal amount of term loans, subject to adjustment pursuant to the terms of the Asset Purchase Agreement; and

(3)                                  $25 million in aggregate principal amount of term loans, interest on which may be paid in kind at the option of the borrrower.

Pursuant to the terms of the Plan, the proceeds of the sale of the Opco Assets will be distributed to secured creditors of SCI in full satisfaction of their claims against the Debtors.  The Plan also provides that certain general unsecured creditors of SCI (“Opco Unsecured Creditors”) will receive warrants exercisable for 2.5% of the total equity in the entity formed to hold the non-voting equity interests in New Propco (“New Propco Holdco”) and that Opco Unsecured Creditors that are “accredited investors” (as defined in the Securities Act of 1933, as amended) will have an opportunity to participate in a rights offering under which they may subscribe for and purchase their pro rata share of 15% of the equity interests in New Propco Holdco for an aggregate amount of $35.3 million, which could be increased by an amount of up to $64.7 million in accordance with the terms and provisions of the Plan (the “Rights Offering”).  Certain holders of SCI’s senior unsecured notes who have committed to backstop the Rights Offering will receive a $3 million cash payment on the effective date of the Plan and reimbursement of expenses in an amount of up to $1.7 million in consideration for such commitment.  Following consummation of the Plan it is expected that affiliates of FG will manage the Propco Properties and the Opco Assets pursuant to long term management contracts.

Following the consummation of the Plan, SCI and certain of the other Debtors will be dissolved and, except to the extent set forth in the Plan, none of New Propco, FG nor any of their respective affiliates will succeed to the assets or liabilities of SCI or the other Debtors.

Although the Plan was confirmed by the Bankruptcy Court on August 27, 2010, consummation of the Plan is subject to the satisfaction of certain conditions precedent, including receipt of all required approvals of gaming regulatory authorities.

As of June 30, 2010, 41,674,838 shares of SCI’s non-voting common stock, $0.01 par value per share, and 41.7 shares of SCI’s voting common stock, $0.01 par value per share, were issued and outstanding.  Additional shares of SCI capital stock will not be issued in connection with the Plan.  As of June 30, 2010, SCI had total assets of approximately $4.3 million and total liabilities of approximately $6.7 million.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are being filed herewith:

2.1           First Amended Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. and its Affiliated Debtors, dated as of July 28, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: September 14, 2010	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President, Chief Accounting Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

2.1	First Amended Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. and its Affiliated Debtors, dated as of July 28, 2010.